Exhibit 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1999 , which appears on page 35 of Leggett & Platt Incorporated and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
May 19, 1999